Calculation of Filing Fee Tables
S-3
NATIONAL FUEL GAS CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	457(r)	500,000	$ 80.00	$ 40,000,000.00	0.0001381	$ 5,524.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 40,000,000.00		$ 5,524.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,624.07
			Net Fee Due:						$ 2,899.93
Offering Note
[1]	Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices of the common stock, par value $1.00 per share ("Common Stock"), of National Fuel Gas Company (the "Registrant") on the New York Stock Exchange on August 6, 2026, a date within five business days prior to the filing of this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	National Fuel Gas Company	S-3	333-273926	08/11/2023		$ 2,624.07	Equity	Common Stock, par value $1.00 per share	443,260	$ 23,811,927.20
Fee Offset Sources		National Fuel Gas Company	S-3	333-273926		08/11/2023						$ 2,624.07
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Prior to the filing of this prospectus supplement, 443,260 shares of Common Stock remained registered and unsold under the prior prospectus supplement and the prior Registration Statement (No. 333-273926), each filed by the Registrant on August 11, 2023. Pursuant to Rule 457(p), the registration fee of $2,624.07 associated with such unsold securities is being used to offset the registration fee associated with the securities to be registered pursuant to this prospectus supplement. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $40,000,000.00. The prospectus is a final prospectus for the related offering.
This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Registrant's registration statement on Form S-3 filed by the Registrant on August 11, 2026 in accordance with Rules 456(b) and 457(r) under the Securities Act.